Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Cynosure, Inc.; and

To the Former Stockholders and Board of Directors of

Ellman Holding Corporation and Subsidiaries

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Ellman Holding Corporation and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2013, 2012 and 2011, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ellman Holding Corporation and Subsidiaries as of December 31, 2013 and 2012 and the results of its operations for the years ended December 31, 2013, 2012 and 2011 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 18 to the consolidated financial statements, on September 5, 2014 the Company sold substantially all assets and as part of the asset sale the buyer assumed certain liabilities as defined in the Asset Purchase Agreement. Our opinion is not modified with respect to this matter.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

November 4, 2014

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31, 2013 and 2012

(amounts in thousands)

	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$570	$845
Accounts receivable, net	4,193	4,152
Inventories, net	4,392	3,595
Prepaid expenses and other current assets	241	825

Total Current Assets	9,396	9,417

PROPERTY AND EQUIPMENT, NET	803	502

OTHER ASSETS
Intangible assets, net	12,802	14,846
Goodwill	2,806	2,806
Deferred financing costs	53	179
Other assets	142	86

Total Other Assets	15,803	17,917

TOTAL ASSETS	$26,002	$27,836

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit, bank	$1,000	$500
Current portion of senior term note payable	4,101	150
Subordinated note payable - Majority stockholder	1,500	—
SBA term note payable	1,000	—
Accounts payable	2,505	3,701
Accrued expenses	5,387	5,118
Deferred revenue	571	536
Subordinated note payable - Sandstone acquisition	1,100	—
Promissory note - Sandstone acquisition	683	—

Total Current Liabilities	17,847	10,005

LONG-TERM LIABILITIES
Senior term note payable, long term	—	4,101
Subordinated note payable - Sandstone acquisition	—	1,100
Promissory note - Sandstone acquisition	—	631
Accrued royalty commitment - Long Term	3,934	—

Total Long-Term Liabilities	3,934	5,832

Total Liabilities	21,781	15,837

STOCKHOLDERS’ EQUITY
Preferred stock, series B	—	—
Preferred stock, series A	—	—
Common stock	37	37
Additional paid-in capital	40,723	40,468
Stock subscription receivable	(12)	(12)
Accumulated deficit	(36,527)	(28,494)

Total Stockholders’ Equity	4,221	11,999

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,002	$27,836

See accompanying notes to consolidated financial statements.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

	2013	2012	2011

NET SALES	$29,254	$25,314	$21,851

COST OF GOODS SOLD	12,224	7,984	5,810

Gross Profit	17,030	17,330	16,041

OPERATING EXPENSES
Selling, general and administrative	21,727	17,082	14,898
Depreciation	209	582	562
Amortization of intangibles	2,044	1,823	2,492
Goodwill impairment	—	—	11,520
Intangibles impairment	—	—	7,758
Loss on natural disasters, net	—	2,602	—
Gain on settlement of arbitration, net	—	—	(8,979)

Total Operating Expenses	23,980	22,089	28,251

Operating Loss	(6,950)	(4,759)	(12,210)

INTEREST EXPENSE	(1,083)	(680)	(797)

Loss Before Income Taxes	(8,033)	(5,439)	(13,007)

Income tax expense	—	—	(3,426)

NET LOSS	$(8,033)	$(5,439)	$(16,433)

See accompanying notes to consolidated financial statements.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands, except share data)

	Shares
	Series Preferred B	Series Preferred A	Common	Series Preferred B	Series Preferred A	Common Stock	Additional Paid-In Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity

BALANCES, December 31, 2010	—	33,495	3,716,918	$—	$—	$37	$37,492	$(70)	$(6,622)	$30,837

Stock-based compensation expense	—	—	—	—	—	—	275	—	—	275

Repayment of stock subscription	—	—	—	—	—	—	—	58	—	58

Net loss	—	—	—	—	—	—	—	—	(16,433)	(16,433)

BALANCES, December 31, 2011	—	33,495	3,716,918	$—	$—	$37	$37,767	$(12)	$(23,055)	$14,737

Series B Preferred Stock issuance	2,500	—	—	—	—	—	2,500	—	—	2,500

Stock redemption	—	(225)	(25,000)	—	—	—	(75)	—	—	(75)

Stock-based compensation expense	—	—	—	—	—	—	276	—	—	276

Net loss	—	—	—	—	—	—	—	—	(5,439)	(5,439)

BALANCES, December 31, 2012	2,500	33,270	3,691,918	$—	$—	$37	$40,468	$(12)	$(28,494)	$11,999

Stock-based compensation expense	—	—	—	—	—	—	255	—	—	255

Net loss	—	—	—	—	—	—	—	—	(8,033)	(8,033)

BALANCES, December 31, 2013	2,500	33,270	3,691,918	$—	$—	$37	$40,723	$(12)	$(36,527)	$4,221

See accompanying notes to consolidated financial statements.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,033)	$(5,439)	$(16,433)
Adjustments to reconcile net loss to net cash flows from operating activities
Impairment of goodwill	—	—	11,520
Impairment of intangible assets	—	—	7,758
Gain on arbitration settlement	—	—	(8,979)
Depreciation and amortization	184	514	490
Amortization of intangibles and other assets	2,044	1,823	2,564
Loss on natural disaster	—	2,697	—
Amortization of deferred financing costs	157	118	178
Interest accrued on promissory note	52	21	—
Provision for doubtful accounts	(8)	(295)	(74)
Stock-based compensation	255	276	275
Deferred income taxes	—	—	3,426
Changes in assets and liabilities
Accounts receivable	(33)	(503)	(40)
Inventory	(797)	(3,087)	(600)
Prepaid expense and other current assets	584	(78)	(444)
Other assets	(56)	18	(26)
Accounts payable and accrued expenses	3,007	4,173	316
Deferred revenue	35	(68)	156

Net Cash Flows from Operating Activities	(2,609)	170	87

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(485)	(387)	(246)
Purchase of Sandstone Medical Technologies	—	(2,201)	—
Deferred payments related to the Ellman Acquisition	—	—	(127)
Investment in patents	—	(57)	—
Proceeds from settlement of arbitration, net of expenses	—	—	3,266

Net Cash Flows from Investing Activities	(485)	(2,645)	2,893

CASH FLOWS FROM FINANCING ACTIVITIES
Net change on line of credit, bank	500	500	—
Proceeds from long-term debt	2,500	—	—
Repayment on long-term debt	(150)	(150)	(3,252)
Proceeds from stock subscription receivable	—	—	58
Issuance of Series B Preferred Stock	—	2,500	—
Stock redemption	—	(75)	—
Payment of deferred financing fees	(31)	(100)	—

Net Cash Flows from Financing Activities	2,819	2,675	(3,194)

Net Change in Cash and Cash Equivalents	(275)	200	(214)

CASH AND CASH EQUIVALENTS - Beginning of Year	845	645	859

CASH AND CASH EQUIVALENTS - END OF YEAR	$570	$845	$645

See accompanying notes to consolidated financial statements.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 1 - Summary of Significant Accounting Policies

Description of Business

Ellman Holding Corporation (the “Company”), a Delaware corporation, was incorporated on January 31, 2008 to acquire the stock of Ellman International, Inc., a company principally engaged in the manufacturing and distribution of equipment for medical, dental and veterinary professionals, both domestically and internationally.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Ellman Holdings, Inc., Ellman International, Inc. and Ellman Enterprises LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Additionally, these estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

Fair Value of Financial Instruments

Carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate their fair values due to their short maturities. Based on the borrowing rates available to the Company for loans with similar terms, the carrying value of the borrowings approximates their fair value. The carrying amounts of other assets and liabilities approximate their fair values based upon their nature and size.

Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A fair value hierarchy prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly and (Level 3) unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

Financial assets that are measured at fair value on a recurring basis have been segregated into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement dates. The following table represents Ellman’s fair value hierarchy for its financial assets (cash equivalents) measured at fair value as of December 31, 2013:

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$570	$—	$—	$570

Total	$570	$—	$—	$570

The majority of the Company’s non-financial assets and liabilities are not required to be carried at fair value on a recurring basis. However, the Company is required on a nonrecurring basis to use fair value measurements when analyzing asset impairment as it relates to goodwill and other indefinite-lived intangible assets and long-lived assets. For its annual goodwill impairment testing, the Company utilized a combination of income and market approaches (Level 3 inputs).

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company includes as cash equivalents certificates of deposit and all other investments with maturities of three months or less when purchased which are readily convertible into known amounts of cash. Cash on deposit in excess of FDIC and other similar insurance coverage’s is subject to the usual banking risks of funds in excess of those limits.

Accounts Receivable

Accounts receivable are generally due in 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts and an estimate for sales returns. Accounts outstanding longer than the contractual terms, are considered to be past due. The Company maintains an allowance for doubtful accounts based on trade receivables that are not probable of collection after evaluating the aging of receivables and the current economic environment. The allowance for doubtful accounts is based on management’s evaluation of outstanding accounts receivable at the end of the year. When the Company becomes aware of a customer’s inability to meet its financial obligations, it writes off that customer’s account against the allowance. Accounts receivable are shown net of an allowance for doubtful accounts of $408 and $416 as of December 31, 2013 and 2012, respectively.

Inventories

Inventories consist of raw materials and finished goods and are stated at the lower of cost or market with cost determined on an average cost basis, which approximates the first-in, first-out inventory costing method. The Company’s finished goods include materials, labor, and manufacturing overhead. Market is determined as the lower of replacement cost or net realizable value. The Company records a reserve for inventory obsolescence commensurate with known or estimated exposures.

Property and Equipment

Property and equipment are recorded at cost. Costs incurred to maintain property and equipment that do not comprise major improvements or extend the life of the asset are expensed as repairs and maintenance as incurred. Leasehold improvements are amortized over the shorter of the estimated useful lives or the remaining lease term. Upon sale or retirement of assets, the costs and related accumulated depreciation and amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years
Machinery and equipment	7
Furniture and fixtures	7
Vehicles	5
Leasehold improvements	3-5
Computers and software	3-5

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Goodwill

Goodwill represents the excess of purchase price over the fair value of the net assets of businesses acquired. Goodwill is not amortized but is tested for impairment on an annual basis and more frequently if an event occurs or circumstances indicate that the carrying amount of goodwill may not be recoverable. If the fair value of the Company is less than the carrying value, goodwill may be impaired, and will be written down to its estimated fair market value, if necessary. The Company evaluates the carrying value of goodwill as of October 31st of each year or between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount.

The Company determined there was no goodwill impairment for the years ended December 31, 2013 and 2012. The Company recorded a non-cash charge of $11,520 for goodwill impairment, during the year ended December 31, 2011.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment and intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An asset or asset group is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset or asset group is expected to generate. If an asset or asset group is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value. If estimated fair value is less than the book value, the asset is written down to the estimated fair value and an impairment loss is recognized.

If the Company determines that the carrying amount of long-lived assets, including intangible assets, may not be recoverable, the Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model or another valuation technique. Considerable management judgment is necessary in estimating future cash flows and other factors affecting the valuation of long-lived assets, including intangible assets, including the operating and macroeconomic factors that may affect them. The Company uses historical financial information, internal plans, and projections and industry information in making such estimates.

The Company determined there was no impairment for the years ended December 31, 2013 and 2012. The Company recognized impairment charges of $7,758 to intangible assets, during the year ended December 31, 2011.

Deferred Financing Costs

Costs incurred in conjunction with the incurrence of indebtedness are capitalized and subsequently amortized to interest expense over the related period of the obligation using the straight-line method over the remaining life of the debt agreement. Amortization of deferred financing costs aggregated $157, $118 and $178 as of December 31, 2013, 2012 and 2011, respectively.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Revenue Recognition

The Company recognizes revenues from product sales at the time of passage of title and risk of loss to the customer either at FOB Shipping Point or FOB Destination based upon terms established with the customer. The Company’s selling prices to its customers is a fixed amount that is not subject to adjustment or contingent upon additional rebates. There are no further obligations on the part of the Company subsequent to revenue recognition except for product returns for the Company’s customers. The Company does accept product returns, if properly requested, authorized, and approved by the Company. The Company records an estimate of product returns by its customers and records the provision for the estimated amount of future returns at point of sale, based on historical experience and any notification the Company receives of pending returns. Revenues are presented net of sales taxes.

Shipping and Handling

The Company includes all costs incurred for shipping and handling as cost of sales and all amounts billed to customers as revenue.

Product Warranty and General Liability

The Company sells most of its products with a basic one year warranty. Historical warranty claims received by the Company and warranty costs incurred have not been significant, thus the Company has not recorded a reserve for warranty claims as of December 31, 2013, 2012 and 2011. In addition, extended warranty coverage is offered at the time of purchase and as a stand-alone item after the sale. Revenue on the extended warranty is deferred and recognized over the life of the warranty period, generally ranging from 1 to 3 years. For the years ended December 31, 2013, 2012 and 2011, approximately $244, $217 and $153 was recognized as revenues on extended warranty contracts, respectively. As of December 31, 2013 and 2012, deferred revenue on extended warranty contracts was approximately $571 and $536, respectively.

Advertising

Advertising costs are included in selling, general and administrative and are expensed as incurred. Advertising costs for the years ended December 31, 2013, 2012 and 2011 were $978, $731 and $722, respectively.

Research and Development Costs

Research and development costs are included in selling, general and administrative and are expensed as incurred. Research and development costs for the years ended December 31, 2013,2012 and 2011 were approximately $1,474, $975 and $846, respectively.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Income Taxes

The Company accounts for income taxes using the asset and liability approach, which requires that deferred tax assets and liabilities to be recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes accrued interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2013, the Company had accrued zero for the payment of tax related interest and penalties and there were no uncertain tax positions recognized in the statements of operations. The Company’s federal tax returns are open to examination for fiscal years 2010 through 2013 and state tax returns for the fiscal years 2010 through 2013. The Company does not expect any material changes to the estimated amounts associated with its uncertain tax positions and related accruals for interest and penalties through December 31, 2013.

Stock-Based Compensation

The Company’s share-based payments to employees, including grants of employee stock options and restricted stock awards, are recognized in the financial statements based on their fair value. The Company measures the cost of equity-based service awards based on the grant-date fair value of the award and recognizes the cost of such award over the period during which the employee is required to provide service in exchange for the award (vesting period).

The Company uses the Black-Scholes-Merton option pricing model to estimate fair value, which requires the Company to estimate key assumptions such as expected term, volatility, and risk-free interest rates to determine the fair value of stock options, based on both historical information and management judgment regarding market factors and trends. The Company amortizes compensation expense over the service period of the award, net of estimated forfeiture rates. If actual forfeitures differ from management estimates, additional adjustments to compensation expense may be required in future periods.

Reclassification

For comparability, certain 2012 and 2011 amounts have been reclassified to conform with classifications adopted in 2013. The reclassification had no impact on net loss or stockholders’ equity.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 2 - Ellman Acquisition and Subsequent Arbitration Award

Ellman Acquisition

On February 8, 2008, Ellman Holding Corporation entered into a stock purchase agreement to purchase all of the outstanding voting stock of Ellman International, Inc. (the “Ellman Acquisition”), a privately held medical device company owned by two individuals (“Sellers”). Aggregate consideration at the time of sale was $45,688 (including payment of the Sellers’ direct transaction costs of $215 and estimated fair value of warrants issued to the Sellers of $160).

Additional consideration may be given to the Sellers under a license agreement in the form of contingent deferred royalty payments for select granted patents and pending patents for periods of up to 20 years in order to protect the Company’s rights to sell certain products into non-medical facilities. Since the date of the Ellman Acquisition, the Company has not sold any of the related products to non-medical facilities. However, the Company has elected to continue to protect its rights to do so. Pursuant to the license agreement, the products carry a royalty rate ranging from 3-10% dependent on the product, and a minimum deferred royalty is payable annually if the royalty based on revenues does not exceed the minimum deferred royalty. In addition, the Sellers are required to reimburse the Company for a portion of the costs associated with maintaining the patents.

A dispute over the historical amounts paid and invoiced between the Company and the Sellers had arisen over the amount of the minimum deferred royalty payments due and the patent maintenance costs. The Company believed it was owed a net payment from the Sellers and the Sellers claimed a net payment from the Company.

On July 31, 2014 (Settlement Date), the Company and the Seller agreed on a binding settlement of the dispute. The Company agreed to pay $70 on the Settlement Date and $200 on October 1, 2014 to satisfy all payments between the parties under the license agreement up and through December 31, 2013. In addition, as a means to satisfy all future obligations, the Company agreed to pay to a future minimum payment commitment of ($300 at December 31, 2014 and 2015 and $400 each year from December 31, 2016 to December 31, 2028). The Company determined that the entire financial commitment should be accrued and expensed for at its present value back at December 31, 2013 as the settlement is not dependent upon any future product sales. The present value of the financial commitment using an interest rate of 4.75% was $4,308, the current portion of $374 was included with accrued expenses at December 31, 2013, and the remainder is classified as a long term liability at December 31, 2013.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 3 - Sandstone Medical Technologies Acquisition

On July 17, 2012, the Company acquired certain assets and liabilities of Sandstone Medical Technologies, LLC (“Sandstone Acquisition”). The total purchase price was $4,279, which included transaction fees of $368 that were expensed upon acquisition. The total purchase price included a working capital true up based on the difference between actual working capital purchased and a working capital target. The working capital true up of $50 was due to the Company subsequent to December 31, 2012 and is reflected as a current asset in the accompanying consolidated balance sheet. The purchase was financed by a combination of $2,201 of cash, a $1,100 Subordinated Promissory Note, and an $800 promissory note of contingent consideration that the Company expects will be earned and has been recorded at its present value of $610. These notes were paid as part of the asset sale on September 5, 2014 (note 18).

The Company completed the Sandstone Acquisition to add a full line of FDA cleared value-priced lasers to compliment the Company’s current offerings to the aesthetic marketplace domestically and internationally. The Company considered the acquisition as an acquisition of a business. Goodwill represents the excess of purchase price over the fair value of the net assets of businesses acquired. The Company recognized goodwill as the Company expects synergies from combining operations and intangible assets that do not qualify for separate recognition.

The Company accounted for this transaction under the purchase method of accounting and, accordingly, the purchase price was allocated to assets acquired and liabilities assumed based on the estimated fair value as of the acquisition date. Goodwill is deductible for tax purposes. The following is an allocation of assets acquired and liabilities assumed:

Fair value of net assets acquired:
Accounts receivable	$503
Inventories	181
Prepaid expenses	26
Goodwill	2,806
Intangible assets	560

Fair value of assets acquired	4,076
Customer deposits	(76)
Accrued expenses	(89)

Fair value of liabilities assumed	(165)

Fair value of net assets acquired	$3,911

Sources used to finance acquisition:
Subordinated promissory note payable	$1,100
Promissory note payable	610
Proceeds from Series B stock issuance	2,500
Cash paid	69
Less transaction costs	(368)

Purchase price, net of transaction costs	$3,911

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 4 - Inventories, net

Inventories are summarized as follows:

	2013	2012

Raw Materials	$1,434	$1,062
Finished Goods	3,664	2,735

	5,098	3,797
Less: valuation allowance	(706)	(202)

Inventories, net	$4,392	$3,595

NOTE 5 - Property and Equipment, Net

The major categories of property and equipment consisted of the following at December 31:

	2013	2012

Machinery and equipment	$293	$210
Furniture and fixtures	309	221
Vehicles	13	13
Leasehold improvements	246	729
Computers and Software	862	794

Total	1,723	1,967
Less: accumulated depreciation and amortization	(920)	(1,465)

Property and equipment, net	$803	$502

Depreciation and amortization expense was $184, $514 and $490 for the years ended December 31, 2013, 2012 and 2011, respectively.

NOTE 6 - Intangible Assets

Intangible assets are amortized on a straight-line basis over the life of the assets based on the following useful lives:

Distributor and customer relationships	15 years
Patents	9.1 - 13.5 years (based on legal life)
Trademarks	20 years
Non-compete agreements	1 - 5 years
Other Intangibles	3 years

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 6 - Intangible Assets (cont.)

A summary of intangible assets as of December 31 is as follows:

	2013
	Cost	Accumulated Amortization	Impairment	Net Book Value

Distributor and customer relationships	$14,188	$(6,732)	$—	$7,456
Patents	5,869	(3,261)	—	2,608
Trademarks	4,255	(1,564)	—	2,691
Non-compete agreements	2,305	(2,258)	—	47

Total	$26,617	$(13,815)	$—	$12,802

	2012
	Cost	Accumulated Amortization	Impairment	Net Book Value

Distributor and customer relationships	$14,188	$(5,916)	$—	$8,272
Patents	5,869	(2,331)	—	3,538
Trademarks	4,255	(1,377)	—	2,878
Non-compete agreements	2,305	(2,147)	—	158

Total	$26,617	$(11,771)	$—	$14,846

Amortization expense on intangible assets amounted to $2,044, $1,823 and $2,564 for the years ended December 31, 2013, 2012 and 2011, respectively. During 2011, the Company contracted an independent appraisal firm to complete an appraisal of goodwill and other intangibles. Due to reduced growth expectations resulting from weakened economic conditions the Company recognized an impairment charge of $7,758 to intangible assets.

The total expected future amortization expense for the intangible assets is as follows for the years ending December 31:

2014	$1,479
2015	1,432
2016	1,432
2017	1,432
2018	1,432
Thereafter	5,595

Total	$12,802

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 7 - Accrued Expenses

Accrued expenses consisted of the following at December 31:

	2013	2012
Accrued management fees	$1,653	$1,339
Accrued royalties	1,047	555
Accrued other	931	1,494
Sales tax payable	584	447
Accrued commissions	505	461
Accrued compensation and bonus	504	764
Accrued interest	163	58

Total Accrued Expenses	$5,387	$5,118

Sales Tax Payable

During 2014 the Company completed several voluntary disclosures for sales tax liabilities accrued in the accompanying balance sheets. The filings remain open for audit, and the accompanying December 31, 2013 financial statements include management’s best estimate of any potential liability.

NOTE 8 - Long-Term Debt

The Company’s long-term debt consists of the following as of December 31:

	2013	2012

Senior Term Loan	$4,101	$4,251
Subordinated Note Payable - Majority Stockholder	1,500	—
SBA Note Payable	1,000	—
Subordinated Note Payable - Sandstone Acquisition	1,100	1,100
Promissory Note Payable - Sandstone Acquisition	683	631
Accrued royalty commitement (note 2)	3,934	—

Total	12,318	5,982
Less: current portion	(8,384)	(150)

Long-Term debt	$3,934	$5,832

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 8 - Long-Term Debt (cont.)

Future maturities of long-term debt are as follows:

2014	$8,384
2015	109
2016	214
2017	225
2018	247
Thereafter	3,139

Total	$12,318

Senior Term Loan and Revolving Line of Credit

The Company had a Credit Agreement which provided the Company with a Term Loan and a Revolving Credit facility. At December 31, 2013 the Credit Agreement, as amended, provided for a Term loan in the aggregate principal of $4,251 and a $2,500 Revolving Loan.

The Term Loan was payable in quarterly installments of $37.5 through the February 28, 2014 maturity date of the Credit and Guarantee Agreement, at which date the remaining principal balance of the Term Loan and Revolver are due. The balance on the Revolving Loan was $1,000 and $500 as of December 31, 2013 and 2012, respectively. Both loans were paid in full as part of the sale on September 5, 2014 (note 18).

Both the Term Loan and Revolver beared interest based on (1) the higher of LIBOR or 1.50% plus an applicable margin of 7.5% per annum, or (2) a base rate plus an applicable margin of 6.5%. The base rate means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.5%, (b) 2.5% or (c) the per annum rate published from time to time by the Wall Street Journal as the “prime rate” in effect for such date. The weighted average interest rate of the Company’s outstanding borrowings under the credit facilities was approximately 9.0% as of December 31, 2013 and 8.0% as of December 31, 2012.

The credit facilities required mandatory prepayments in amounts equal to (1) the net proceeds from the sale or other disposition of property (other than in the ordinary course of business and subject to other exceptions) by the Company or its subsidiaries, unless the Company intends and expects to use all or a portion of the proceeds to purchase assets used in the business or make capital expenditures, (2) half of the net cash proceeds from the issuance of any equity securities after the initial capitalization, (3) the net proceeds on any additional indebtedness after the initial borrowings, (4) 75% of excess cash flow as defined in the amended Credit and Guaranty Agreement, and (5) the net proceeds from any payment in respect of any purchase price adjustment in favor of the Company, other than an adjustment related to working capital or any indemnification costs or payments. The required pre-payment of Excess Cash Flow was $0 for the years ended December 31, 2013, 2012 and 2011.

The Credit Agreement allowed the Company to voluntarily prepay loans under its credit facilities, in whole or in part, without premium or penalty. Any voluntary prepayment of loans would be subject to reimbursement of the lenders’ breakage costs in the case of a prepayment of LIBOR rate borrowings other than on the last day of the relevant interest period.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 8 - Long-Term Debt (cont.)

All borrowings and other extensions of credit under the credit facilities were subject to the satisfaction of customary conditions, including absence of defaults and accuracy in material respects of representations and warranties.

The credit facilities contained customary restrictive covenants for facilities and transactions of this type, including, among others, certain limitations on: incurrence of additional debt and guarantees of indebtedness; creation of liens; mergers, consolidations or sales of substantially all of the Company’s assets; sales or other dispositions of assets; distributions or dividends and repurchases of its common stock; restricted payments, including without limitation, certain restricted investments; engaging in transactions with the Company’s affiliates; and, sale and leaseback transactions. Substantially all of the Company’s assets were pledged as collateral and to secure the indebtedness under the credit facilities. The credit facilities also contained certain financial covenants that if not met would be considered an event of default that could result in acceleration of the obligations under the agreement.

SBA Secured Business Disaster Loan

In July 2013, the Company obtained a business disaster loan from the U.S. Small Business Administration (SBA) in the amount of $1,000. The note accrued interest at 6% until the first payment was due July 2014. The note was payable in six annual installments of $17,286 of principal and accrued interest beginning July 2014. On the seventh anniversary of the note, July 2020, all unpaid principal and interest was due. The note had been guaranteed by the majority stockholder of the Company as well as a personal guarantee of an officer of the Company. This note was paid in full upon as part of the asset sale on September 5, 2014.

Subordinated Promissory Note Payable - Majority Stockholder

During 2013 the majority stockholders collectively loaned the Company $1,500. The note accrued interest at 10% until the maturity date of May 30, 2014, when all accrued interest and principal was due. The note is subordinated to the senior credit agreement.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 8 - Long-Term Debt (cont.)

Subordinated Note Payable - Sandstone Acquisition

In connection with the Sandstone Acquisition (Note 3), the Company entered into a $1,100 note payable with the seller which was subordinated to the Credit and Guarantee Agreement (“Subordinated Promissory Note”). The Subordinated Promissory Note was due the earlier of February 8, 2016 or upon the sale of the Company, provided that a portion of the Subordinated Promissory Note may become due along with accrued interest on March 15, 2014 and February 28, 2015 if sales of the products added from the Sandstone Acquisition exceeds defined levels for the calendar years ended 2013 and 2014. The Company did not achieve the defined level of sales for 2013. Interest is due at a rate of 5%, which will increase to 8% if any payments due as described above are not made as a result of the limitations of the Credit and Guarantee Agreement. This note was paid in full upon as part of the asset sale on September 5, 2014.

Promissory Note Payable - Sandstone Acquisition

In connection with the Sandstone Acquisition (Note 3), the Company agreed to pay $800 of contingent consideration to the seller that the Company expected it would be earned and payable in 2015. The note is non-interest bearing, and accordingly the Company discounted the $800 to the present value of $610 using an imputed interest rate of 8%. The Company was amortizomg the discount through the maturity date. The note balance as of December 31, 2013 and 2012 was $683 and $631, respectively and is presented net of an unamortized discount of $117 and $169, respectively. This note was paid in full upon as part of the asset sale on September 5, 2014.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 9 - Income Taxes

The components of the (provision) benefit for income taxes for the years ended December 31, 2013, 2012 and 2011 consist of the following:

	2013	2012	2011

Current tax expense
Federal	$—	$—	$—
State and Local	—	—	(1)

Total current tax expense	—	—	(1)

Deferred tax benefit
Federal	—	—	(3,367)
State and local	—	—	(58)

Total deferred tax (expense) benefit	—	—	(3,425)

Total (expense) benefit for income taxes	$—	$—	$(3,426)

The tax effects of the significant temporary differences and carryforwards giving rise to deferred taxes at December 31, 2013 and 2012 are presented below:

	2013	2012

Allowance for doubtful accounts	$117	$121
Accrued expenses	276	457
Amortization	3,005	3,479
Inventory - UNICAP	316	155
Federal and State net operating losses and tax credit carryforwards	6,402	5,181
Stock option expense	386	299
Other	107	177

Subtotal	10,609	9,869
Less valuation allowances	(10,571)	(9,797)

Deferred tax asset	38	72

Depreciation	(38)	(72)
Amortization	—	—

Deferred tax liability	(38)	(72)

Net Deferred tax asset	$—	$—

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 9 - Income Taxes (cont.)

Rate Reconciliation

The reconciliation of the Company’s effective income tax rate, which differed from the Federal statutory rate for the years ended December 31, 2013, 2012 and 2011 are as follows:

	2013	2012	2011
Income from operations before taxes computed at the statutory rate	34.0	34.0	34.0
Nondeductible items	(0.3)	(0.4)	(0.2)
State and local taxes, net of Federal benefit	0.4	0.4	0.4
Other	0.8	0.6	0.2
Valuation allowances	(34.9)	(34.6)	(60.8)

Effective tax rate	—	—	(26.4)

The Federal net operating loss (“NOL”) was $22,590, $14,779 and $10,501 as of December 31, 2013, 2012 and 2011, respectively. The New York State NOL is $137, $87 and $61 as of December 31, 2013, 2012 and 2011, respectively. The Company is evaluating the impact the asset sale (Note 18) had on the amount of NOL available to be carried forward to future years. The NOL’s will expire at various times through 2033. Management has determined that it is more likely than not that the Company will not recognize these losses as well as the other deferred tax assets shown above, and accordingly, has recorded a valuation allowance against the related deferred tax assets.

As of December 31, 2013, there are no material unrecognized tax benefits. The tax years that are still subject to examination by taxing authorities include tax years between 2010 through 2013 for both Federal and State jurisdictions.

NOTE 10 - Commitments and Contingencies

Leases

The Company leases certain manufacturing facilities and office equipment that are accounted for as operating leases. Certain of these operating leases have renewal and adjusted payment terms and have lease payments that are adjusted for changes in the consumer price index during the lease term.

The following is a schedule of the future minimum lease payments for the years ending December 31, 2013:

2014	$646
2015	543
2016	501
2017	516
2018	525
Thereafter	816

Total Future Minimum Lease Payments	$3,547

Total rent expense was approximately $549, $563 and $534 during the years ended December 31, 2013, 2012 and 2011, respectively.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 10 - Commitments and Contingencies (cont.)

Litigation and Other

After the date of the Ellman Acquisition management discovered that prior to the Ellman Acquisition the Company had made unlicensed exports of medical equipment to Iran and Syria. The Company has disclosed these apparent violations to the Iranian Transactions Regulations and the Export Administration Regulations to the U.S. Department of the Treasury and the U.S. Department of Commerce. During 2012, the U.S. Department of Treasury concluded the investigation and imposed a fine of $191 that the Company, as a result of successor liability, had recorded as a liability at December 31, 2012. The Company is making monthly payments against the liability and the remaining balance was $117 as of December 31, 2013.

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

NOTE 11 - Loss on Natural Disasters

During 2012, the Company experienced significant flood damage as a result of Superstorm Sandy. The Company’s December 31, 2013 financial statements reflect the preliminary loss, net of the maximum $500 insurance reimbursement, as follows:

Inventory	$2,365
Property, plant, and equipment, net	327
Remediation costs	139
Consulting, duplicate facility and other related costs	271

Total loss	3,102
Insurance reimbursement received	(500)

Net loss	$2,602

NOTE 12 - Shareholders’ Equity

The Company’s Common Stock has one voting right per share and the Series A Preferred Stock and Series B Preferred Stock is nonvoting. The Series A Preferred Stock is entitled to receive dividends of 8% per share per annum and the Series B Preferred Stock is entitled to receive dividends of 25% per share per annum. Dividends are payable quarterly only if declared by the Board of Directors. The Series B Preferred Stock has liquidation preference in the event of any liquidation, dissolution or winding up of the Company, followed by Series A Preferred Stock, both equal to the sum of (1) $1,000 for each outstanding share of Preferred Stock and (2) all accrued but unpaid dividends. The amount of accrued, undeclared dividends was approximately $19,202, $14,520 as of December 31, 2013 and 2012, respectively.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 12 - Shareholders’ Equity

Each shareholder of the outstanding Common Stock has a preemptive right to purchase shares of any new securities that the Company may issue. The preemptive rights allow the shareholder to purchase its pro rata share of new securities issued in order to maintain its pro rata share percentage in existence prior to the issue of new shares.

If the Company’s majority shareholder approves a sale of the Company, all other shareholders shall vote for, consent to and raise no objections to the sale.

Pursuant to the shareholders’ agreement, if a shareholder who is also an executive or director of the Company ceases to be employed by the Company, the shares will be subject to repurchase by the Company or the Company’s majority shareholder, at a value as defined in the shareholders’ agreement. These executives collectively hold 92,594 shares of Common Stock, 833 shares of Series A Preferred Stock, and 70 shares of Series B Preferred Stock as of December 31, 2013, respectively.

On February 8, 2008, the Company issued 161,665 Common Stock warrants to the sellers in connection with the Ellman Acquisition. The warrants are exercisable for $.01 per share in the case of a vesting event. A vesting event is defined as defined as any event where the Company’s majority shareholder receives minimum net cash proceeds and a minimum rate of return, as defined in the warrant agreements. The Company valued the warrants using the Black-Scholes-Merton model to calculate the grant date fair value using similar assumptions used for pricing stock options. The grant date fair value of the warrants was approximately $160 and was included as a component of the Ellman Acquisition related transaction costs (Note 2) and additional paid in capital in the consolidated statement of shareholders’ equity.

On June 25, 2009 as part of a capital contribution, 86 shares of Series A Preferred stock and 9,534 shares of Common Stock were pledged as collateral for notes receivable from two executives with an initial value of $128, which was included as a stock subscription receivable in the consolidated statement of shareholders’ equity. As of December 31, 2013 there are 27.19 shares of Series A Preferred Stock and 3,000 shares of Common Stock pledged as collateral by one executive.

On July 10, 2012, the Company repurchased 25,000 shares of common stock and 225 shares of Series A Preferred Stock from the senior lender for aggregate consideration of $75.

On July 17, 2012, in order to complete the Sandstone Acquisition (Note 3) the Company issued 2,500 shares of Series B Preferred Stock and 250,000 warrants to purchase the Company’s common stock at $1 per share for aggregate consideration of $2,500. The warrants are immediately exercisable at any time until the earlier of (i) sale of the Company or (ii) the expiration date of July 17, 2022. The securities are subject to the provisions set forth in the Stockholders Agreement dated February 8, 2008 as amended on July 17, 2012.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 13 - Stock-Based Compensation

Effective February 8, 2008, the Board of Directors established the Ellman Holding Corporation Management Equity Compensation Plan (the “Plan”), to grant options to officers, directors and employees of the Company. Under the Plan, the Company may issue nonqualified stock options at the sole discretion of the Board. Options issued under the Plan prior to April 19, 2010 typically had a 10 year life and in general, 50% of the options issued to an individual would vest over 4 years, and the remaining 50% of the options were subject to performance-based vesting provisions. Certain officers of the Company also received additional performance options with higher performance thresholds. Effective April 19, 2010 the Board of Directors approved a modification to convert all issued and outstanding performance based options, except for those issued to the Company’s Chief Executive Officer, to time vesting options. The incremental compensation cost as a result of the modifications was recognized over the remaining vesting period of approximately 3 years. As of December 31, 2012, the remaining performance-based options that were issued April 19, 2010 have been cancelled.

Most options issued after April 19, 2010 have a 10 year life and vest over 4 years. Any performance-based options will vest and become exercisable upon the occurrence of a qualified change in control or liquidity event defined as a sale of the company or a public offering that achieves minimum net cash proceeds and a minimum rate of return to the Company’s majority shareholder as defined in the agreement. Recognition of compensation cost for an award with a performance condition is based on whether the performance condition is probable of achievement. Since such condition was not considered probable, no compensation cost has been recorded related to the performance-based options. Unrecognized cost for performance vesting options was not significant at December 31, 2013.

In connection with the Sandstone Acquisition (Note 3), the seller was awarded 37,200 options of which half vest over 4 years, and half are performance-based options that vest and become exercisable as described above.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 13 - Stock-Based Compensation (cont.)

As of December 31, 2013 and 2012, approximately 121,596 authorized and unissued options to purchase shares of Common Stock were reserved for issuance under the Plan.

A summary of activity and changes related to stock options is as follows:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average remaining contractual term (years)

Balances, December 31, 2010	749,019	$1.00	$1.02	7.9	$—
Granted	214,550	1.00	2.31	—
Exercised	—	—	—	—
Canceled	(245,825)	1.00	0.88	—

Balances, December 31, 2011	717,744	$1.00	$1.63	7.8
Granted	114,700	1.00	—
Exercised	—	—	—
Canceled	(160,279)	1.00	0.43

Balances, December 31, 2012	672,165	$1.00	$1.64	7.1
Granted	—	—	—
Exercised	—	—	—
Canceled	—	—	—

Balances, December 31, 2013	672,165	$1.00	$1.64	6.1

Options exercisable at December 31, 2013	475,740	$1.00	$1.54	5.3

For the years ended December 31, 2013, 2012 and 2011, the Company recognized approximately $255, $276 and $275, respectively, as stock based compensation expense related to stock options, which is included as a component of selling, general and administrative expenses in the consolidated statement of operations. There was no tax benefit related to stock-based compensation for the years ended December 31, 2013 and 2012, as no options were exercised during the period. As of December 31, 2013, nonvested stock based compensation for time-vested options totaled approximately $213 which will be recognized over the remaining weighted average vesting period of approximately 5 years. Compensation costs for time-vested awards with graded vesting are amortized using a straight-line model.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 13 - Stock-Based Compensation (cont.)

The fair value of options is estimated using the Black-Scholes-Merton model with the following assumptions:

Dividend yield – No dividends were assumed in the grant date fair value calculations as the Company does not intend to pay cash dividends on common stock for the foreseeable future.

Expected term – The expected term, which represents the period of time that options granted are expected to be outstanding, is estimated using the simplified method whereby the expected term equals 50% of the sum of the vesting term plus the original contractual term.

Expected average volatility – The Company uses an average of historical volatility of similar publicly traded companies over the expected term.

Risk-free interest rate – The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve.

The fair value of options is estimated using the Black-Scholes-Merton model with the following assumptions:

2012

Expected life of options granted	60 months
Dividend yield	0%
Risk-free interest rate	1.17%
Volatility	57%
Forfeiture rate	0%

NOTE 14 - Related Party Transactions

The Company has agreements with Baird Capital Partners (“Baird”), the general partner of the Company, and Baird Asia Ltd. (“BAL”) an affiliated company, under which Baird and BAL provide operational and financial management services. Fees recorded, but unpaid, for such services for the years ended December 31, 2013, 2012 and 2011 were $314, $353 and $320, respectively. Total cumulative unpaid fees included in accrued expenses were $1,653, $1,339 and $986 as of December 31, 2013, 2012 and 2011, respectively.

During 2013, Baird collectively loaned the Company $1,500. The note accrues interest at 10% until the maturity date of May 30, 2014, when all accrued interest and principal is due. The note is subordinated to the senior credit agreement.

The Company’s senior lender was also a minority stockholder in the Company until the securities were $3 repurchased in 2012 (Note 12). Cash paid to the lender for interest as well as financing costs aggregated $489 during the year ended December 31, 2012.

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011

(amounts in thousands)

NOTE 15 - Profit Sharing Plan

The Company has a 401(k) plan which is available to eligible employees. The plan is qualified under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that eligible participants may elect to contribute to the plan, subject to Internal Revenue Code restrictions, and also requires the Company to match, on a dollar for dollar basis, up to the first $0.50 of an employee’s annual contribution. The Company’s contributions to the plan for the years ended December 31, 2013, 2012 and 2011 were approximately $34, $19 and $34, respectively.

NOTE 16 - Concentration of Credit Risk and Other Risks and Uncertainties

Sales to customers outside the United States of America were approximate 49% of net sales for each of the years ended December 31, 2013 and 2012, respectively and 54% for the year ended December 31, 2011. One customer accounted for 17% of accounts receivable as of December 31, 2013 and 11% of accounts receivable as of December 31, 2012 and 2011, respectively. One customer individually accounted 10% of consolidated revenues for each of the years ended December 31, 2013 and 2012, respectively.

The Company is subject to risks common to companies in the medical device industry including, but not limited to, new technological innovations, dependence on key personnel, dependence on key suppliers, protection of proprietary technology, product liability and compliance with government regulations. To achieve sustained profitable operations, the Company must successfully design, develop, manufacture and market its products. There can be no assurance that current products will continue to be accepted in the marketplace. Nor can there be any assurance that any future products can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such products will be successfully marketed, if at all. These factors could have a material adverse effect on the Company’s future financial results, financial position and cash flows.

Future products developed by the Company may require clearances from the U.S. Food and Drug Administration or other international regulatory agencies prior to commercial sales. There can be no assurance that the Company’s products will continue to meet the necessary regulatory requirements. If the Company was denied such clearances or such clearances were delayed, it may have a materially adverse impact on the Company.

NOTE 17 - Supplemental Disclosure of Cash Flow Information

Noncash investing and financing activities:

	2013	2012	2011
Cash paid for interest	$821	$489	$640

Noncash investing and financing activities:
Investment in patents included in accrued expenses	$—	$500	$—

Subordinated notes payable and accrued interest canceled from Arbitration Award	$—	$—	$5,875

ELLMAN HOLDING CORPORATION AND SUBSIDIARIES

NOTE 18 - Subsequent Events

Subsequent Events

The Company has evaluated, for potential recognition and disclosure, events that occurred prior to the filing of the consolidated financial statements for the year ended December 31, 2013 on November 4, 2014, the date on which these consolidated financial statements were available to be issued.

The Company’s Credit Agreement matured on February 28, 2014 and the Company was unable to refinance the Credit Agreement with the existing lender with terms favorable to the Company. The Company and the lender entered into a forbearance agreement whereby the bank would not call the debt for a period of time whereby the Company could seek refinancing of the Credit Agreement with different lender. However, the Company was unsuccessful at refinancing the Credit Agreement with a different lender with terms favorable to the Company. Accordingly, prior to the lender calling the debt and forcing the Company into bankruptcy, the Company sold substantially all assets and liabilities of the Company to a third party, Cynosure, Inc.

On September 5, 2014, Cynosure, Inc., acquired substantially all of the assets of the Company, for a cash purchase price of approximately $13,200. In addition, Cynosure assumed certain contractual and current liabilities associated with normal working capital. The purchase price was based primarily on the net working capital on the date of purchase plus an amount required to retire all the of the Company’s long term debt on the date of sale. Cynosure also assumed the royalty commitment (Note 2) liability as part of the purchase.

See accompanying notes to consolidated financial statements.